Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com
Phone: Fax: Toll Free:	215-875-0700 215-546-7311 866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Fourth Quarter and Full Year 2011 Results

Philadelphia, PA, February 23, 2012 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and full year ended December 31, 2011.

“With portfolio fundamentals improving, we expect to see FFO and NOI growth in 2012,” said Ronald Rubin, Chairman and Chief Executive Officer. “We are pleased that sales per square foot for the mall portfolio increased for the eighth consecutive quarter and reached a new high, exceeding the previous mark reported in 2007, with six malls reporting sales over $400 per square foot.”

Funds From Operations (“FFO”) for the quarter ended December 31, 2011 was $36.0 million, or $0.63 per diluted share, compared to $32.2 million, or $0.56 per diluted share, for the quarter ended December 31, 2010. For the year ended December 31, 2011, FFO was $105.6 million, or $1.84 per diluted share, compared to $99.2 million, or $1.86 per diluted share, for the year ended December 31, 2010. For the 2010 year, the Company also reported FFO as adjusted of $102.9 million, or $1.93 per diluted share, excluding accelerated amortization of deferred financing costs of $3.7 million, or $0.07 per diluted share.

Net Operating Income (“NOI”) for the quarter ended December 31, 2011 was $80.7 million, compared to $79.0 million for the quarter ended December 31, 2010. NOI for the year ended December 31, 2011 was $282.4 million, compared to $288.8 million for the year ended December 31, 2010.

Same store NOI excluding lease termination revenue for the quarter ended December 31, 2011 was $79.6 million, compared to $78.4 million for the quarter ended December 31, 2010. Lease termination revenue for the quarters ended December 31, 2011 and December 31, 2010 was $1.0 million and $0.5 million, respectively. Same store NOI excluding lease termination revenue for the year ended December 31, 2011 was $280.3 million, compared to $277.6 million for the year ended December 31, 2010. Lease termination revenue for the year ended December 31, 2011 and December 31, 2010 was $1.9 million and $3.3 million, respectively. Same store results represent retail properties owned for the full periods presented. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $0.6 million, or $0.01 per diluted share, for the quarter ended December 31, 2011, compared to a net loss attributable to PREIT of $8.0 million, or $0.15 per diluted share, for the quarter ended December 31, 2010. For the year ended December 31, 2011, net loss attributable to PREIT was $90.2 million, or $1.66 per diluted share, compared to a net loss attributable to PREIT of $51.9 million, or $1.04 per diluted share, for the year ended December 31, 2010. See below for a description of the primary factors affecting financial results.

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Primary Factors Affecting Financial Results

Results for the quarter ended December 31, 2011 included:

•	A $4.1 million decrease in depreciation and amortization related to in-place lease intangibles that became fully amortized during 2010; and

•	A $2.1 million decrease in interest expense primarily due to lower debt and interest rates.

Results for the year ended December 31, 2011 included:

•	Impairment charges of $52.3 million, including $28.0 million related to Phillipsburg Mall in Phillipsburg, New Jersey and $24.1 million related to North Hanover Mall in Hanover, Pennsylvania;

•	A $24.7 million decrease in depreciation and amortization primarily related to in-place lease intangibles that became fully amortized during 2010;

•	A $9.7 million decrease in interest expense primarily due to lower debt, partially offset by higher stated interest rates;

•	Increased weighted average shares as a result of the 10.35 million shares issued in May 2010;

•	$1.6 million of gains on sales of real estate, of which $0.9 million is included in FFO; and

•	$1.5 million in other income from a bankruptcy settlement related to the Valley View Downs development in western Pennsylvania.

Results for the year ended December 31, 2010 included:

•	An aggregate of $7.4 million of NOI from the five power centers sold in September 2010;

•	Gain on the sale of discontinued operations of $19.1 million from such sale; and

•

Accelerated amortization of an aggregate $3.7 million of deferred financing costs resulting from the repayment of a portion of the 2010 Credit Facility and mortgage loans in connection with the sale of five power centers and the May 2010 equity offering to permanently reduce the 2010 Term Loan.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	December 31, 2011	December 31, 2010
Sales per square foot (1)	$365	$350

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy (1) as of:
	December 31, 2011	December 31, 2010
Retail portfolio weighted average:
Total including anchors	93.0%	92.5%
Total excluding anchors	90.2%	90.0%
Enclosed malls weighted average:
Total including anchors	92.9%	92.1%
Total excluding anchors	89.7%	89.4%
Strip/power centers weighted average:	93.8%	95.5%

(1)

Occupancy for both periods presented includes all tenants irrespective of the terms of their agreements. Previously, occupancy was reported excluding tenants under agreements with an initial term of less than one year.

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Financing Activities

In November, 2011, the Company repaid the $48.1 million mortgage loan on Capital City Mall in Camp Hill, Pennsylvania using $40.0 million from the Revolving Facility and $8.1 million of available working capital. In February, 2012, the Company closed a ten year, $65.8 million mortgage loan on Capital City Mall with a 5.3% interest rate.

In January, 2012, the Company refinanced the mortgage loan on New River Valley Mall in Christiansburg, Virginia, The $28.1 million loan amount remains unchanged and the term is extended seven years until January 2019.

2012 Outlook

The Company estimates that net loss per diluted share and FFO per diluted share for 2012 will be as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$1.85	$1.93
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.60)	(2.60)

Net loss attributable to PREIT	$(0.75)	$(0.67)

Assumptions

•	Same store NOI growth, excluding lease termination revenue, of up to 1.5%;

•	Lease terminations of $1.5 million to $2.5 million;

•	A reduction in general and administrative expenses; and

•	No acquisitions or dispositions.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time today to review the Company’s fourth quarter results and future outlook. To listen to the call, please dial (877) 941-2068 (domestic) or (480) 629-9712 (international), at least five minutes before the scheduled start time, and provide conference ID number 4510769. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 8, 2012 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4510769). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio consists of 49 properties, including 38 shopping malls, eight community and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

Funds From Operations (“FFO”)

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The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as income before gains and losses on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT guidance issued in 2003 provides that excluding impairment write downs of depreciable real estate is consistent with the definition of FFO. Certain regulatory staff had indicated, however, a view that impairment write downs were required to be included in FFO. In late 2011, NAREIT updated its guidance to reflect that certain regulatory staff has conveyed that it no longer holds that view, and NAREIT reiterated its established guidance that excluding such impairments is consistent with the NAREIT definition.

We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the years ended December 31, 2011 and 2010 to show the effect of accelerated amortization of deferred financing costs, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations as adjusted is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its ongoing operations, such as accelerated amortization of deferred financing costs. FFO is a commonly used measure of operating performance and profitability among REITs, and we use FFO and FFO per diluted share and OP Unit as supplemental non-GAAP measures to compare our performance for different periods to that of our industry peers.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our

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partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. NOI excludes interest and other income, general and administrative expenses, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains or sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those

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discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Additional information about PREIT is available on www.preit.com.

CONSOLIDATED BALANCE SHEETS
	December 31, 2011	December 31, 2010
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,470,167	$3,448,900
Construction in progress	91,538	121,547
Land held for development	15,292	17,021

Total investments in real estate	3,576,997	3,587,468
Accumulated depreciation	(844,010)	(729,086)

Net investments in real estate	2,732,987	2,858,382

INVESTMENTS IN PARTNERSHIPS, at equity:	16,009	30,959

OTHER ASSETS:
Cash and cash equivalents	21,798	42,327
Tenant and other receivables (net of allowance for doubtful accounts of $17,930 and $22,083 at December 31, 2011 and December 31, 2010, respectively)	39,832	40,732
Intangible assets (net of accumulated amortization of $51,625 and $52,904 at December 31, 2011 and December 31, 2010, respectively)	9,921	15,787
Deferred costs and other assets, net	89,707	91,930

Total assets	$2,910,254	$3,080,117

LIABILITIES:
Mortgage loans (including debt premium of $282 and $1,569 at December 31, 2011 and December 31, 2010, respectively)	$1,691,381	$1,744,248
Exchangeable notes (net of debt discount of $849 and $2,809 at December 31, 2011 and December 31, 2010, respectively)	136,051	134,091
Term loans	240,000	347,200
Revolving facility	95,000	—
Tenants’ deposits and deferred rent	13,278	16,583
Distributions in excess of partnership investments	64,938	44,614
Fair value of derivative liabilities	21,112	27,233
Accrued expenses and other liabilities	60,456	61,618

Total liabilities	2,322,216	2,375,587

EQUITY:	588,038	704,530

Total liabilities and equity	$2,910,254	$3,080,117

	Quarter Ended December 31, 2011			Quarter Ended December 31, 2010
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	Share of unconsolidated partnerships	Total	Consolidated	Share of unconsolidated partnerships	Total
(in thousands except per share amounts)
Real estate revenue(1)	$123,132	$9,975	$133,107	$121,084	$9,800	$130,884
Operating expenses	(49,475)	(2,917)	(52,392)	(48,974)	(2,952)	(51,926)

NET OPERATING INCOME	73,657	7,058	80,715	72,110	6,848	78,958

General and administrative expenses	(10,390)	—	(10,390)	(10,712)	—	(10,712)
Interest and other income	1,004	—	1,004	1,145	—	1,145
Project costs and other expenses	(532)	—	(532)	(125)	—	(125)
Interest expense, net	(31,855)	(2,828)	(34,683)	(34,142)	(2,617)	(36,759)
Gains on sales of non-operating real estate	140	—	140	—	—	—
Depreciation on non real estate assets	(228)	—	(228)	(324)	—	(324)

FUNDS FROM OPERATIONS	31,796	4,230	36,026	27,952	4,231	32,183
Depreciation on real estate assets	(34,397)	(2,209)	(36,606)	(38,591)	(2,074)	(40,665)
Equity in income of partnerships	2,021	(2,021)	—	2,157	(2,157)	—
Adjustment to gain on sale of discontinued operations	—	—	—	(56)	—	(56)

Net Loss	$(580)	$—	$(580)	$(8,538)	$—	$(8,538)

(1) Total includes the non-cash effect of straight-line rent of $186 and $(47) for the quarters ended December 31, 2011 and 2010, respectively.

Weighted average number of shares outstanding			54,717			54,223
Weighted average effect of full conversion of OP Units			2,329			2,329
Effect of common share equivalents			369			781

Total weighted average shares outstanding, including OP Units			57,415			57,333

FUNDS FROM OPERATIONS			$36,026			$32,183

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.63			$0.56

SAME STORE RECONCILIATION	Quarter Ended December 31,
	Same Store		Non-Same Store		Total
	2011	2010	2011	2010	2011	2010
Real estate revenue	$132,617	$130,361	$490	$523	$133,107	$130,884
Operating expenses	(51,964)	(51,470)	(428)	(456)	(52,392)	(51,926)

NET OPERATING INCOME (NOI)	$80,653	$78,891	$62	$67	$80,715	$78,958

Lease termination revenue	1,021	478	—	—	1,021	478

NOI - EXCLUDING LEASE TERMINATION REVENUE	$79,632	$78,413	$62	$67	$79,694	$78,480

	Year Ended December 31, 2011				Year Ended December 31, 2010
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total
(in thousands except per share amounts)

Real estate revenue(1)	$449,848	$37,834	$—	$487,682	$450,365	$38,092	$9,497	$497,954
Operating expenses	(193,833)	(11,455)	—	(205,288)	(195,273)	(11,767)	(2,107)	(209,147)

NET OPERATING INCOME	256,015	26,379	—	282,394	255,092	26,325	7,390	288,807

General and administrative expenses	(38,901)	—	—	(38,901)	(38,973)	—	—	(38,973)
Interest and other income	6,712	—	—	6,712	5,276	—	—	5,276
Project costs and other expenses	(964)	—	—	(964)	(1,137)	—	—	(1,137)
Interest expense, net	(132,256)	(11,341)	—	(143,597)	(142,730)	(8,619)	(1,926)	(153,275)
Gains on sales of non-operating real estate	850	—	—	850	—	—	—	—
Depreciation on non real estate assets	(909)	—	—	(909)	(1,484)	—	—	(1,484)

FUNDS FROM OPERATIONS	90,547	15,038	—	105,585	76,044	17,706	5,464	99,214
Gains on sales of real estate	740	—	—	740	—	—	—	—
Depreciation on real estate assets	(139,521)	(8,403)	—	(147,924)	(160,108)	(8,656)	(3,907)	(172,671)
Impairment of assets	(52,336)	—	—	(52,336)	—	—	—	—
Equity in income of partnerships	6,635	(6,635)	—	—	9,050	(9,050)	—	—
Operating results from discontinued operations	—	—	—	—	1,557	—	(1,557)	—
Gain on sale of discontinued operations	—	—	—	—	19,094	—	—	19,094

Net Loss	$(93,935)	$—	$—	$(93,935)	$(54,363)	$—	$—	$(54,363)

(1) Total includes the non-cash effect of straight-line rent of $98 and $1,147 for the years ended December 31, 2011 and 2010, respectively.

Weighted average number of shares outstanding				54,639				50,642
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				502				502

Total weighted average shares outstanding, including OP Units				57,470				53,473

FUNDS FROM OPERATIONS				$105,585				$99,214

Accelerated amortization of deferred financing costs				—				3,652

FUNDS FROM OPERATIONS AS ADJUSTED				$105,585				$102,866

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$1.84				$1.86

Accelerated amortization of deferred financing costs				—				0.07

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$1.84				$1.93

SAME STORE RECONCILIATION	Year Ended December 31,
	Same Store		Non-Same Store		Total
	2011	2010	2011	2010	2011	2010
Real estate revenue	$485,781	$486,345	$1,901	$11,609	$487,682	$497,954
Operating expenses	(203,536)	(205,411)	(1,752)	(3,736)	(205,288)	(209,147)

NET OPERATING INCOME (NOI)	$282,245	$280,934	$149	$7,873	$282,394	$288,807

Lease termination revenue	1,937	3,303	—	—	1,937	3,303

NOI - EXCLUDING LEASE TERMINATION REVENUE	$280,308	$277,631	$149	$7,873	$280,457	$285,504

STATEMENTS OF OPERATIONS	Quarter Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
REVENUE:
Real estate revenue:
Base rent	$78,856	$78,944	$293,345	$293,640
Expense reimbursements	32,379	31,897	131,093	131,877
Percentage rent	3,993	3,292	6,494	5,585
Lease termination revenue	997	478	1,859	3,028
Other real estate revenue	6,907	6,473	17,057	16,235

Real estate revenue	123,132	121,084	449,848	450,365
Interest and other income	1,004	1,145	6,712	5,276

Total revenue	124,136	122,229	456,560	455,641

EXPENSES:
Property operating expenses:
CAM and real estate tax	(36,415)	(35,583)	(144,427)	(142,767)
Utilities	(5,634)	(5,978)	(24,530)	(26,030)
Other	(7,426)	(7,413)	(24,876)	(26,476)

Total operating expenses	(49,475)	(48,974)	(193,833)	(195,273)

Depreciation and amortization	(34,625)	(38,915)	(140,430)	(161,592)
Other expenses:
General and administrative expenses	(10,390)	(10,712)	(38,901)	(38,973)
Impairment of assets	—	—	(52,336)	—
Project costs and other expenses	(532)	(125)	(964)	(1,137)

Total other expenses	(10,922)	(10,837)	(92,201)	(40,110)

Interest expense, net	(31,855)	(34,142)	(132,256)	(142,730)

Total expenses	(126,877)	(132,868)	(558,720)	(539,705)

Loss before equity in income of partnerships, gains on sales of real estate, and discontinued operations	(2,741)	(10,639)	(102,160)	(84,064)
Equity in income of partnerships	2,021	2,157	6,635	9,050
Gains on sales of real estate	140	—	1,590	—

Net loss from continuing operations	(580)	(8,482)	(93,935)	(75,014)
Discontinued operations:
Operating results from discontinued operations	—	—	—	1,557
Gain on sale of discontinued operations	—	(56)	—	19,094

Net income from discontinued operations	—	(56)	—	20,651

Net loss	(580)	(8,538)	(93,935)	(54,363)
Less: Net loss attributed to noncontrolling interest	23	507	3,774	2,436

Net loss attributable to Pennsylvania Real Estate Investment Trust	$(557)	$(8,031)	$(90,161)	$(51,927)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.01)	$(0.15)	$(1.66)	$(1.04)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.01)	$(0.15)	$(1.66)	$(1.04)

Weighted average number of shares outstanding for diluted EPS	54,717	54,223	54,639	50,642

(1)

For the three and twelve month periods ended December 31, 2011 and 2010, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE INCOME	Quarter Ended		Year Ended
(In thousands)	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net loss	$(580)	$(8,538)	$(93,935)	$(54,363)
Unrealized loss on derivatives	3,410	6,336	6,118	(12,343)
Other comprehensive income	344	321	24	1,951

Total comprehensive loss	3,174	(1,881)	(87,793)	(64,755)

Less: Comprehensive income attributable to noncontrolling interest	(129)	203	3,526	2,851

Comprehensive income attributable to Pennsylvania Real Estate Investment Trust	$3,045	$(1,678)	$(84,267)	$(61,904)